                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 30, 1998, included in this Current Report on Form 8-K of Household Finance Corporation for the year ended December 31, 1997, into the Company's previously filed Registration Statements No. 33-64175, 333-47945 and 333-14459 on Form S-3.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
June 30, 1998